Exhibit 5.1

February 25, 2021

Brainsway Ltd.

19 Hartum Street
Bynet Building, 3rd Floor
Har HaHotzvim
Jerusalem, 9777518

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Brainsway Ltd. (the “Company”), an Israeli company, in connection with (i) the issuance and sale of an aggregate of 4,622,000 American Depositary Shares (the “Public Offering ADSs”), each representing two (2) ordinary shares, NIS 0.04 par value per share, of the Company, and (ii) at the option of the Underwriter (as defined below), the issuance and sale to the Underwriters of an additional 693,300 American Depository Shares if the Underwriters exercise their option to purchase additional American Depository Shares (together with the Public Offering ADSs, the “Public Offering Securities”) pursuant to the terms of an Underwriting Agreement dated February 23, 2021 (the “Underwriting Agreement”) by and between the Company and Oppenheimer & Co., Inc. as Representative of the several Underwriters listed in Schedule A to the Underwriting Agreement. The Public Offering Securities are being issued pursuant to registration statement on Form F-3 (Registration Statement No. 333-248601) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on September 4, 2020, in the form in which it became effective on October 16, 2020, the related base prospectus which forms a part of the Registration Statement, and the prospectus supplement dated February 23, 2021 related to the Public Offering Securities (the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s articles of association, resolutions of the Company's board of directors and shareholders provided to us by the Company, the form of underwriting agreement by and between the Company and Oppenheimer & Co. Inc. as representative of several underwriters listed in Schedule I thereto (collectively, the “Underwriters”), and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the ordinary shares underlying the Public Offering Securities to be sold to the Underwriters as described in the Registration Statement and the Prospectus Supplement, have been duly authorized, and upon issuance and delivery of the Public Offering Securities and payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ Gross & Co. Law Firm
Gross & Co. Law Firm

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